                                                                     EXHIBIT 5.1

                                               November 20, 1996


United States Filter Corporation
40-004 Cook Street
Palm Desert, California 92211

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of United States Filter Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the Registration Statement on Form S-3 (No. 333-14277), filed by the Company on October 17, 1996, as amended (the "Registration Statement") with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of up to 11,500,000 shares of Common Stock, par value $.01 per share ("Common Stock"). The shares of Common Stock covered by the Registration Statement include up to a maximum of 1,500,000 shares of Common Stock pursuant to an over-allotment option, 845,794 of which may be offered or sold from time to time by the selling stockholders identified in the Registration Statement and 654,206 of which will be issuable by the Company (such 654,206 shares, together with the 10,000,000 firm shares covered by the Registration Statement, the "Shares").

     I am familiar with the Registration Statement and have reviewed the Company's Certificate of Incorporation and By-laws, each as amended and restated. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such other questions of law, as I have deemed necessary for purposes of expressing an opinion on the matters hereinafter set forth. In all examinations of documents, instruments and other papers, I have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to me as conformed, photostatic or other copies.

     On the basis of the foregoing, I am of the opinion that the issuance of the shares has been duly authorized by the Company, and if and when sold by the Company as contemplated by the Prospectus included in the Registration Statement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Yours truly,

                                               /s/ Damian C. Georgino